EXHIBIT 99.1

For Immediate Release: November 16, 2015

Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Griffin Capital Essential Asset REIT II Reports
Third Quarter 2015 Results

EL SEGUNDO, Calif. (November 16, 2015) - Griffin Capital Essential Asset REIT II, Inc. (the “Essential Asset REIT II”) announced its operating results for the quarter ended September 30, 2015.

For the quarter ended September 30, 2015, the Essential Asset REIT II’s portfolio consisted of 14 properties (18 buildings) encompassing approximately 3.1 million square feet of space in ten states with a total acquisition value of approximately $461.5 million. Details of our earnings can be found below.

Highlights and Accomplishments in the Third Quarter of 2015 and Results as of September 30, 2015

•
We acquired five properties, with an acquisition value of $118.2 million, consisting of approximately 0.8 million square feet and located in four states. These properties are leased on a triple-net basis and in their entirety to tenants such as Morpho Detection LLC, FedEx Freight, Inc., Aetna Life Insurance Company and Bank of America, N.A.

•	Approximately 86.9% of our portfolio’s net rental revenue(1) was generated by investment grade-rated companies(2).

•	The total capitalization(3) of our portfolio was approximately $495.5 million.

•	Our weighted average remaining lease term was approximately 9.1 years with average annual rent increases of approximately 1.9%.

•	Our portfolio was 100% occupied and leased.

•
Modified funds from operations, or MFFO, to common stockholders as defined by the Investment Program Association (IPA), was approximately $3.3 million for the quarter. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), was approximately $1.5 million. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.)

•	On August 11, 2015, we exercised our right under our credit agreement related to the revolving credit facility and increased the commitments from $250.0 million to $410.0 million.

Significant Events Subsequent to September 30, 2015

•
We acquired one additional property, with an acquisition value of approximately $17.8 million, consisting of approximately 0.1 million square feet and located in Michigan. This property is leased in its entirety on a triple-net basis, to Atlas Copco Assembly Systems LLC.

•
On October 20, 2015, we redeemed all remaining Series A Cumulative Redeemable Preferred Units (“Preferred Units”) outstanding pursuant to the purchase agreement. On October 22, 2015, in conjunction with the redemption of the remaining Preferred Units outstanding, the preferred equity investor’s rights with respect to the Preferred Units and side letter were terminated.

•
On October 30, 2015, we ceased offering shares of Class A common stock in the primary offering and reallocated the shares being offered such that we have commenced offering up to approximately $1.8 billion in shares of Class T common stock in the primary offering, effective November 2, 2015.

About Griffin Capital Essential Asset REIT II and Griffin Capital Corporation

Griffin Capital Essential Asset REIT II, Inc. is a publicly-registered non-traded REIT with a portfolio, as of October 31, 2015, of 15 office, industrial, data center, and distribution properties totaling approximately 3.2 million rentable square feet, located in eleven states, representing total REIT capitalization of approximately $522.9 million. The REIT’s sponsor, Griffin Capital Corporation (“Griffin Capital”), is a privately-owned real estate company headquartered in Los Angeles. Led by senior executives, each with more than two decades of real estate experience collectively encompassing over $21 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 43 million square feet of space since 1995. As of October 31, 2015, Griffin Capital and its affiliates currently own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 27 million square feet of space, located in 29 states and 0.1 million square feet located in the United Kingdom, representing approximately $4.8 billion in asset value. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

1 Net rent is based on (a) the contractual base rental payments assuming the lease requires the tenant to reimburse us for certain operating expenses or the property is self-managed by the tenant and the tenant is responsible for all, or substantially all, of the operating expenses; or (b) contractual rent payments less certain operating expenses that are our responsibility for the 12-month period subsequent to September 30, 2015 and includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months. Actual base rent for properties acquired in the nine months ended September 30, 2015 was $9.8 million.
2 Investment-grade descriptions are those of either tenants and/or guarantors with investment-grade ratings or whose non-guarantor parent companies have investment-grade credit ratings. Of the 86.9% net rent, 71.3% is from Nationally Recognized Statistical Rating Organization (NRSRO) credit rating, with the remaining 15.6% being from non-NRSRO, but having a rating that is equivalent to a NRSRO investment grade rating. Bloomberg’s default risk rating is one example of a non-NRSRO rating.
3 Total capitalization includes the outstanding debt balance, plus total equity raised and issued.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$9,584,585	$6,171,317
Real estate:
Land	51,743,493	—
Building	340,655,853	—
Tenant origination and absorption cost	106,522,188	—
Total real estate	498,921,534	—
Less: accumulated depreciation and amortization	(6,644,657)	—
Total real estate, net	492,276,877	—
Real estate acquisition deposits	2,000,000	2,000,000
Deferred financing costs, net	2,772,303	1,902,082
Other assets, net	6,274,207	514,868
Total assets	$512,907,972	$10,588,267
LIABILITIES AND EQUITY

Revolving Credit Facility	$275,400,000	$—
Accounts payable and other liabilities	5,737,393	175,985
Distributions payable	704,045	15,279
Due to affiliates	16,163,011	866,176
Below market leases, net	35,808,731	—
Total liabilities	333,813,180	1,057,440
Commitments and contingencies (Note 8)
Preferred units subject to redemption, 1,371,000 units eligible toward redemption as of September 30, 2015	13,710,000	—
Common stock subject to redemption	2,647,467	50,666
Stockholders' equity:
Preferred Stock, $0.001 par value, 200,000,000 shares authorized; no shares outstanding, as of September 30, 2015 and December 31, 2014, respectively	—	—
Common Stock, $0.001 par value, 700,000,000 shares authorized; 20,768,696 and 1,133,773 Class A shares outstanding, as of September 30, 2015 and December 31, 2014, respectively	207,548	11,335
Additional paid-in capital	181,478,266	9,838,210
Cumulative distributions	(4,534,230)	(71,809)
Accumulated deficit	(14,516,780)	(436,616)
Total stockholders' equity	162,634,804	9,341,120
Noncontrolling interests	102,521	139,041
Total equity	162,737,325	9,480,161
Total liabilities and equity	$512,907,972	$10,588,267

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Revenue:
Rental income	$8,475,850	$11,673,877
Property expense recovery	1,207,078	1,609,685
Total revenue	9,682,928	13,283,562
Expenses:
Asset management fees to affiliates	1,054,094	1,423,053
Property management fees to affiliates	102,892	128,915
Property operating	490,542	532,743
Property tax	977,218	1,354,520
Acquisition fees and expenses to non-affiliates	587,499	2,865,687
Acquisition fees and expenses to affiliates	2,128,671	9,649,739
General and administrative	731,957	1,822,590
Depreciation and amortization	4,767,334	6,644,657
Total expenses	10,840,207	24,421,904
Loss from operations	(1,157,279)	(11,138,342)
Other income (expense):
Interest income	29	261
Interest expense	(1,480,969)	(2,324,434)
Net loss	(2,638,219)	(13,462,515)
Distributions to redeemable preferred unit holders	(345,009)	(366,202)
Preferred units redemption premium	(279,740)	(279,740)
Less: Net loss attributable to noncontrolling interests	3,726	28,293
Net loss attributable to common stockholders	$(3,259,242)	$(14,080,164)
Net loss attributable to common stockholders, basic and diluted	$(0.19)	$(1.33)
Weighted average number of common shares outstanding, basic and diluted	17,493,342	10,550,022

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
Funds from Operations and Modified Funds from Operations
(Unaudited)

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
The Investment Program Association (“IPA”) issued Practice Guideline 2010-01 (the “IPA MFFO Guideline”) on November 2, 2010, which extended financial measures to include modified funds from operations (“MFFO”). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisition fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.
Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time. No less frequently than annually, we evaluate events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, we assess whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event.

We adopted the IPA MFFO Guideline as management believes that MFFO is a beneficial indicator of our on-going portfolio performance and ability to sustain our current distribution level. More specifically, MFFO isolates the financial results of the REIT’s operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:

•
Straight-line rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of straight-line rent to arrive at MFFO as a means of determining operating results of our portfolio.

•
Amortization of in-place lease valuation. Acquired in-place leases are valued as above-market or below-market as of the date of acquisition based on the present value of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management's estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases. As this item is a non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of the amortization of in-place lease valuation to arrive at MFFO as a means of determining operating results of our portfolio.

•
Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss). These costs have been and will continue to be funded with cash proceeds from our Primary Offering or included as a component of the amount borrowed to acquire such real estate. If we acquire a property after all offering proceeds from our Primary Offering have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless our Advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to our Advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Acquisition-related costs may negatively affect our operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition-related costs, MFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.

•
Preferred units redemption premium. Preferred units were issued as a partial source of capital to acquire properties. As a term of the purchase agreement, we paid issuance costs to the investor that were capitalized as a component of equity on the consolidated balance sheets. In conjunction with the redemption, GAAP requires us to write off the issuance costs on a proportional basis of the redeemed preferred units to the total amount of preferred units issued. The write off of the issuance costs would be reflected on the statement of operations as a loss due to preferred unit redemptions. Management believes the loss, similar to the extinguishment of debt, is considered an isolated event not associated with our continuing operations, and therefore, deems it an exclusion from MFFO.

For all of these reasons, we believe the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and MFFO. Additionally, MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value. The use of MFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. MFFO is useful in assisting management and investors in assessing our on-going ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. However, FFO and MFFO are not a useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and MFFO. Therefore, FFO and MFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.
Our calculation of FFO and MFFO to common stockholders is presented in the following table for the three and nine months ended September 30, 2015:

	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Net loss	$(2,638,219)	$(13,462,515)
Adjustments:
Depreciation of building and improvements	1,979,152	2,692,042
Amortization of leasing costs and intangibles	2,788,182	3,952,615
FFO/(FFO deficit)	$2,129,115	$(6,817,858)
Distributions to redeemable preferred unit holders	(345,009)	(366,202)
Distributions to noncontrolling interests	(2,772)	(8,227)
Preferred units redemption premium	(279,740)	(279,740)
FFO/(FFO deficit), adjusted for noncontrolling interest distributions	$1,501,594	$(7,472,027)
Reconciliation of FFO to MFFO:
Adjusted FFO/(FFO deficit)	1,501,594	(7,472,027)
Adjustments:
Acquisition fees and expenses to non-affiliates	587,499	2,865,687
Acquisition fees and expenses to affiliates	2,128,671	9,649,739
Revenues in excess of cash received (straight-line rents)	(620,151)	(786,042)
Amortization of above/(below) market rent	(529,582)	(1,091,830)
Preferred units redemption premium	279,740	279,740
MFFO to common stockholders	$3,347,771	$3,445,267